UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2015

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

References in this Current Report on Form 8-K to “SNH,” “we” or “our” refer to Senior Housing Properties Trust and its consolidated subsidiaries.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  IN MAY 2015, WE ACQUIRED 37 SENIOR LIVING COMMUNITIES. THE CLOSING OF AN ADDITIONAL SENIOR LIVING COMMUNITY RELATED TO THIS TRANSACTION WAS DELAYED. THE ACQUISITION OF THE REMAINING SENIOR LIVING COMMUNITY IS EXPECTED TO CLOSE BY YEAR END 2015, BUT THIS ACQUISITION IS SUBJECT TO CLOSING CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED AND THE ACQUISITION MAY NOT OCCUR, IT MAY BE DELAYED FURTHER OR THE TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED BY REFERENCE THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

2

Item 9.01.  Financial Statements and Exhibits.

Explanatory Note

23 MOBs. As previously reported in SNH’s Current Report on Form 8-K dated January 29, 2015, SNH completed its acquisition of the entities owning 23 healthcare properties, or the Healthcare Properties, which SNH classifies as properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, for approximately $539.0 million, excluding acquisition costs, and including the assumption of approximately $30.0 million of mortgage debt. The Healthcare Properties contain approximately 2,170,000 square feet and are located in 12 states.  SNH acquired the Healthcare Properties by acquiring the entities owning the Healthcare Properties from Select Income REIT, or SIR, concurrently with the acquisition by SIR of those entities as part of SIR’s acquisition of Cole Corporate Income Trust, Inc., or CCIT, on January 29, 2015.

SNH financed the acquisition of the Healthcare Properties by assuming approximately $30.0 million of mortgage debt on two of the Healthcare Properties and with approximately $509.0 million of borrowings under its $750.0 million unsecured revolving credit facility.

38 Senior Living Communities. As previously reported in SNH’s Current Report on Form 8-K dated December 24, 2014, SNH entered an agreement to acquire 38 senior living communities, or the Senior Living Communities, with 3,466 living units located in 16 states for $790.0 million, excluding closing costs, and including the assumption of approximately $151.5 million of mortgage debt. On May 1, 2015, SNH completed the acquisition of 37 of these senior living communities with 3,379 living units for approximately $762.6 million, excluding closing costs, and SNH amended the purchase agreement to accommodate a delayed closing of the remaining senior living community with 87 living units. The acquisition of the one remaining senior living community is subject to various conditions; accordingly, SNH can provide no assurance that it will acquire this community, that the acquisition will not be delayed further or that the terms will not change. Nineteen of the 38 communities, with 2,190 living units, including the one community that SNH has not yet acquired, are leased to seven senior living operators; 18 of these communities are subject to analysis under Rule 3-14 of Regulation S-X. The 19 remaining communities, with 1,276 living units, were acquired using taxable real estate investment trust, or REIT, subsidiary, or TRS, structures; these communities are subject to analysis under Rule 3-05 of Regulation S-X. Pursuant to pre-existing management agreements, SNH paid fees of $975,500 to terminate the management agreements for 14 of the 19 communities, with 881 living units, and entered into new management agreements with Five Star Quality Care, Inc., or Five Star, to manage these communities. The remaining five communities, with 395 living units, continue to be managed by the current third party senior living operator.

SNH financed the acquisition of these 37 senior living communities with cash on hand, by assuming approximately $139.2 million of mortgage debt, and with approximately $550.0 million of borrowings under its $750.0 million unsecured revolving credit facility.

Financing Activity. As previously reported in SNH’s Current Report on Form 8-K dated February 5, 2015, on February 4, 2015, SNH priced an underwritten public offering of 27,000,000 common shares of beneficial interest, or Common Shares. SNH also granted the underwriters a 30-day option to purchase up to an additional 4,050,000 Common Shares, which was exercised in full on February 4, 2015. The settlement of this offering of the aggregate 31,050,000 Common Shares occurred on February 9, 2015. The public offering price was $22.20 per share. SNH used the $659.8 million of net proceeds of the offering (after deducting offering expenses and the underwriting discount) to repay amounts outstanding under its unsecured revolving credit facility and for general business purposes, including funding, in part, acquisitions of properties.

Other Acquisitions and Dispositions: In addition to the foregoing, during the year ended December 31, 2014, SNH completed the previously reported acquisitions of two senior living communities with an aggregate 228 living units and two MOBs (three buildings) with an aggregate 1,776,000 square feet for purchase prices of $1.2 billion in the aggregate, excluding closing costs. SNH financed these acquisitions using cash on hand, borrowings under its revolving credit facility, assuming approximately $15.6 million of mortgage debt, proceeds from an April 2014 equity offering, proceeds from two April 2014 issuances of unsecured senior notes and proceeds from entering an unsecured term loan agreement in May 2014.

Also, during the year ended December 31, 2014, SNH completed the previously reported sales of six senior living communities and three MOBs (three buildings) for combined sales prices of $27.3 million, excluding closing costs, and recognized an aggregate gain on sale on these properties of approximately $5.4 million.

Subsequent to December 31, 2014, in May 2015, SNH acquired one senior living community with 40 private pay independent living units for a purchase price of approximately $9.8 million, excluding closing costs, using a TRS structure. SNH entered into a management agreement with Five Star to manage this community.  In addition, in February 2015, SNH completed the previously reported sale of one senior living community for $250,000, excluding closing costs, and in April 2015, SNH completed the previously reported sale of one MOB (four buildings) for $1.5 million, excluding closing costs. SNH recognized no gain or loss on these sales.

3

Item 9.01 of this Current Report provides certain financial statements with respect to the Healthcare Properties and 18 of the Senior Living Communities, as well as unaudited pro forma financial statements reflecting (1) the acquisition of the Healthcare Properties, (2) the acquisition of 37 of 38 Senior Living Communities, (3) financing activity related to these acquisitions, (4) the other completed acquisitions and dispositions described above in “Other Acquisitions and Dispositions”, and (5) the pending acquisition of the remaining one senior living community described above under “38 Senior Living Communities.”

This historical and pro forma financial information is not necessarily indicative of the expected financial position or results of operations of SNH for any future period. Differences could result from many factors, including future changes in SNH’s investments, changes in interest rates and changes in our capital structure.

Neither SNH nor its affiliates are related to CCIT or to the seller of the Senior Living Communities. The historical financial statements listed in Item 9.01(a) present the results of operations of the Healthcare Properties and 18 of the Senior Living Communities during periods prior to their acquisition by SNH and exclude, as permitted by Rule 3-14 of Regulation S-X, items of revenue and expense which SNH expects may not be comparable to the expected future operation by the Company. In assessing the Healthcare Properties and these 18 Senior Living Communities, SNH considered each property’s revenue sources, including those which have been affected, and are expected to be affected in the future, by factors including, but not limited to, demand, supply and competitive factors present in the local and national markets for single tenant, net leased properties and senior living facilities and the ability of tenants to make payments when due. We also considered the properties’ expenses including, but not limited to, utility costs, tax rates and other expenses, and the portion of such expenses which may be recovered from tenants. Changes in these factors or other factors described in the notes to the pro forma data provided below will cause future operating results to differ from the historical and pro forma operating results presented, but cannot be predicted at this time; however, after reasonable inquiry, we are not currently aware of any other material factors relating to the properties that would cause the financial information reported herein not to be indicative of future operating results.

(a)	Financial Statements of Businesses Acquired.

	(1)	Financial Statements of CCIT - Healthcare Properties

		Independent Auditor’s Report	F-1
		Combined Statement of Revenues and Certain Expenses for the Year Ended December 31, 2014	F-2
		Notes to the Combined Statement of Revenues and Certain Expenses	F-3

	(2)	Financial Statements of Senior Living Communities

		Report of Independent Certified Public Accountants	F-5
		Statements of Revenues and Certain Expenses for the Year Ended December 31, 2014 and the Three Months Ended March 31, 2015 (unaudited)	F-6
		Notes to Statements of Revenues and Certain Expenses	F-7

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Statements of Senior Housing Properties Trust

		Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-10
		Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015	F-11
		Unaudited Pro Forma Consolidated Statements of Income for the Year Ended December 31, 2014 and the Three Months Ended March 31, 2015	F-12
		Notes to Unaudited Pro Forma Consolidated Financial Statements	F-14

(c)	Exhibits.

	23.1	Consent of McGladrey LLP.

	23.2	Consent of PricewaterhouseCoopers LLP.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

	By:	/s/ Richard A. Doyle
	Name:	Richard A. Doyle
	Title:	Treasurer and Chief Financial Officer

Dated: June 26, 2015

Independent Auditor’s Report

To the Board of Trustees of

Senior Housing Properties Trust (“Trust”)

Newton, Massachusetts

Report on the Combined Historical Summary

We have audited the accompanying combined statement of revenues and certain expenses (the “Combined Historical Summary”) of CCIT – Healthcare Properties for the year ended December 31, 2014, and the related notes to the Combined Historical Summary.

Management’s Responsibility for the Combined Historical Summary

Management is responsible for the preparation and fair presentation of the Combined Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of Combined Historical Summary that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Combined Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Combined Historical Summary.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Combined Historical Summary, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the Trust’s preparation and fair presentation of the Combined Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects the revenues and certain expenses described in Note 1 to the Combined Historical Summary of the CCIT - Healthcare Properties for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

As described in Note 1 to the Combined Historical Summary, the accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K of Senior Housing Properties Trust) and is not intended to be a complete presentation of the CCIT - Healthcare Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ McGladrey LLP
Boston, Massachusetts
June 25, 2015

CCIT – Healthcare Properties

Combined Statement of Revenues and Certain Expenses

Year Ended December 31, 2014

2014

Revenue
Rental income	$32,563,812
Reimbursable revenue and other revenue	5,122,988
Total revenue	37,686,800

Certain expenses
Property operating expenses	1,327,736
Real estate taxes and insurance	3,502,674
Total certain expenses	4,830,410

Revenue in excess of certain expenses	$32,856,390

See notes to the Combined Statement of Revenues and Certain Expenses.

CCIT – Healthcare Properties

Notes to the Combined Statement of Revenues and Certain Expenses

Note 1.                                                         Basis of Presentation

Cole Corporate Income Trust (“CCIT”) owned and operated 23 medical office properties containing commercial space located in Arizona (2), California (2), Georgia (1), Illinois (1), Louisiana (6), Massachusetts (1), Missouri (2), New Jersey (1), North Carolina (1), Pennsylvania (1), Texas (4), and Virginia (1) (the “CCIT – Healthcare Properties”).  The CCIT - Healthcare Properties were managed by American Realty Capital Properties.  Of the 23 properties, 3 were acquired in 2014. On January 29, 2015, Senior Housing Properties Trust (“SNH”) acquired the CCIT - Healthcare Properties.

The combined statement of revenue and certain expenses (the “Combined Historical Summary”) related to the CCIT - Healthcare Properties has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and is not intended to be a complete presentation of the actual operations for the CCIT – Healthcare Properties for the year presented.  The Combined Historical Summary excludes items such as depreciation, amortization, interest expense, asset management fees and amortization of above and below market leases and other costs not directly related to the future operations of the CCIT – Healthcare Properties that may not be comparable to the expenses expected to be incurred in future operations. Management is not aware of any material factors relating to the CCIT – Healthcare Properties which would cause the reported financial information not to be necessarily indicative of future operating results.

Note 2.                                                         Summary of Significant Accounting Policies

Rental income:  Tenant leases are accounted for as operating leases.  Rental income is recognized on a straight-line basis over the life of the lease agreements. Straight-line rent adjustments included in rental income in the Combined Historical Summary totaled $3,304,676 for the year ended December 31, 2014.

Reimbursable revenue and other revenue:  Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the year the applicable expenses are incurred. Parking and other revenue is revenue that is derived from the tenants’ use of parking or other services.  Parking and other revenue is recognized when the related services are utilized by the tenants.

Repairs and maintenance: Expenditures for maintenance and repairs are charged to expense as incurred. Significant renovations which extend the useful life of the property are capitalized.

Use of estimates:  The preparation of the Combined Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses during the reporting period.  Actual results could differ from those estimates.

Note 3.                                                         Minimum Future Rental Income

CCIT, as lessor, has entered into or assumed through acquisition non-cancellable operating leases at the CCIT - Healthcare Properties.  These leases were assumed by SNH when the CCIT - Healthcare Properties were acquired.  As of December 31, 2014, the future minimum rentals to be received under non-cancelable operating leases in each of the next five years and thereafter are as follows:

2015	$31,669,209
2016	32,696,785
2017	33,586,228
2018	34,118,069
2019	31,668,737
Thereafter	170,430,647

Total	$334,169,675

CCIT – Healthcare Properties

Notes to the Combined Statement of Revenues and Certain Expenses

Note 3.                                                         Minimum Future Rental Income…continued

Leases generally require reimbursement of the tenant’s proportional share of common area maintenance, real estate taxes and other operating expenses, which are excluded from the amounts above.

Note 4.                                                         Rental Income Concentrations

The following are considered major tenants, each accountable for more than 10% of the total revenues:

Magellan
	Sanofi-Aventis	Behavioral
	U.S. Inc.	Health, Inc.

Major Tenants:
Lease termination date	7/31/2026	1/31/2025
Percent of rental income	15%	11%
Percent of future rental income	18%	10%
Extension options	Seven 5 year periods	One 5 year period
Termination options	None	None

Note 5.                                                         Commitments and Contingencies

The CCIT - Healthcare Properties are subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the CCIT - Healthcare Properties’ result of operations.

Note 6.                                                         Subsequent Events

Management of the CCIT - Healthcare Properties evaluated subsequent events through June 25, 2015, the date the Combined Historical Summary was available to be issued.

Report of Independent Certified Public Accountants

To the Board of Trustees of Senior Housing Properties Trust:

We have audited the accompanying statement of revenues and certain expenses of the Senior Living Communities for the year ended December 31, 2014.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the statement of revenues and certain expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenues and certain expenses that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenues and certain expenses.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the statement of revenues and certain expenses, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the statement of revenues and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the accompanying statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses of the Senior Living Communities for the year ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for incorporation by reference in the registration statement on Form S-3 of Senior Housing Properties Trust), as described in Note 1 and is not intended to be a complete presentation of the Senior Living Communities revenues and expenses.  Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

May 29, 2015

SENIOR LIVING COMMUNITIES

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2014	Three Months Ended March 31, 2015 (Unaudited)
Revenues:
Rental income	$23,136,630	$7,484,526
Total revenues	23,136,630	7,484,526

Certain expenses:
Property operating expenses	73,875	—
Total certain expenses	73,875	—

Revenues in excess of certain expenses	$23,062,755	$7,484,526

The accompanying notes are an integral part of the statements of revenues and certain expenses.

SENIOR LIVING COMMUNITIES

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

YEAR ENDED DECEMBER 31, 2014 AND THREE MONTHS ENDED MARCH 31, 2015 (UNAUDITED)

1.     Organization and Basis of Presentation

The accompanying statements of revenues and certain expenses (the “Statements”) relate to 18 senior living communities subject to triple-net leases (the “Senior Living Communities”).  These communities include an aggregate of 1,910 living units and were leased to six senior living operators for the periods presented.

On May 1, 2015, Senior Housing Properties Trust (the “Company”), closed on the acquisition of 17 of the Senior Living Communities for approximately $407,906,613 and in connection therewith the Company assumed existing mortgage debt outstanding on the properties of approximately $19,878,223.  The Company expects to close on the last senior living community by the end of 2015 for a purchase price of approximately $27,389,394.

The operating results of the 17 acquired Senior Living Communities subsequent to May 1, 2015 will be included in the consolidated financial statements of the Company and its subsidiaries.  Prior to May 1, 2015, the 17 acquired Senior Living Communities were owned by CNL Lifestyle Properties, Inc., a Maryland corporation (the “Prior Owner”), a third party not affiliated with the Company or its subsidiaries.

The Prior Owner acquired nine of the 18 senior living communities during 2014, as detailed within the table below.  As such, the Statements include the combined results of those properties only for the portion of the year ending December 31, 2014 for which they were owned.

Senior Living Community	Location	Date Acquired
The Stratford	Indiana	6/28/2013
Pioneer Village	Oregon	7/31/2013
Bozeman Lodge	Montana	8/9/2013
MorningStar at Dayton Place	Colorado	12/13/2013
Chateau Vestavia	Alabama	12/20/2013
Pacifica Senior Living Peoria	Arizona	12/20/2013
Pacifica Senior Living Portland	Oregon	12/20/2013
Pacifica Senior Living Santa Clarita	California	12/20/2013
Sun City Senior Living	Florida	12/20/2013
Pacifica Senior Living Victoria Court	Rhode Island	1/15/2014
La Conner Retirement Inn	Washington	6/2/2014
South Pointe Assisted Living	Washington	6/2/2014
Pacifica Senior Living Northridge	California	6/6/2014
Pacifica Senior Living Modesto	California	7/24/2014
Pacifica Senior Living Bakersfield	California	7/25/2014
Pacifica Senior Living Wilmington	North Carolina	7/25/2014
The Oaks at Braselton	Georgia	9/26/2014
The Oaks at Post Road	Georgia	9/26/2014

The Statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended.  Accordingly, all adjustments, consisting of normal and recurring adjustments considered necessary for fair statements, have been included, and therefore the Statements are not representative of the actual results of operations of the Senior Living Communities due to the exclusion of certain revenues and expenses which may not be comparable to the proposed future operations of the Senior Living Communities including depreciation and amortization expense, interest income and expense, amortization of above and below market leases, and other miscellaneous revenues and expenses not directly related to the proposed future operations of the Senior Living Communities.

SENIOR LIVING COMMUNITIES

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

YEAR ENDED DECEMBER 31, 2014 AND THREE MONTHS ENDED MARCH 31, 2015 (UNAUDITED)

The interim statement of revenues and certain expenses for the three months ended March 31, 2015 is unaudited.  In the opinion of management, the unaudited interim information for the three months ended March 31, 2015 includes all adjustments necessary to present fairly the revenues and certain expenses for such period.

2.              Significant Accounting Policies

Revenue Recognition - The leases are accounted for using the operating method whereby rental revenue is recognized on a straight-line basis over the term of the lease when collectability is reasonably assured.  Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue.  The impact of the straight-line rent adjustments increased revenue by approximately $3,553,722 and $813,203 for the year ended December 31, 2014 and the three months ended March 31, 2015, respectively.

Use of Estimates - Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the Statements in conformity with accounting principles generally accepted in the United States of America.  Actual results could differ from those estimates.

3.              Description of Leasing Arrangements

The Senior Living Communities were leased to six senior living operators, under long-term, triple-net leases, for the periods presented.  Under a triple-net lease, the tenant is responsible for paying percentage rent and capital improvement reserve rent.  Capital improvement reserve is generally based on a percentage of gross revenue of the property and is set aside for capital improvements including replacements, from time to time, of furniture, fixtures and equipment and totaled approximately $646,882 and $211,041 for the year ended December 31, 2014 and the three months ended March 31, 2015, respectively. Percentage rent is generally based on a percentage of gross revenue after it exceeds a certain threshold.

Total percentage rent recorded was approximately $173,768 and $48,668 for the year ended December 31, 2014 and the three months ended March 31, 2015, respectively.

In addition, in accordance with the lease, substantially all property expenses are required to be paid directly by the tenant, including real estate taxes which the tenant pays directly to the taxing authorities. In the event the tenant failed to pay such taxes, the Company would be obligated to pay such amounts. Property taxes assessed on the Senior Living Properties for the periods owned in 2014 were approximately $2,050,809.

The following is a schedule of future minimum lease payments to be received for each of the next five years and thereafter, in the aggregate, under the non-cancelable operating leases as of December 31, 2014:

2015	$25,859,455
2016	26,860,968
2017	27,727,475
2018	28,398,564
2019	28,976,618
Thereafter	164,630,248
$302,453,328

The above future minimum lease payments to be received exclude tenant reimbursements, straight-line rent adjustments, amortization of above- or below-market lease intangibles and base rent attributable to any renewal options that may be exercised by the tenants in the future.

SENIOR LIVING COMMUNITIES

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

YEAR ENDED DECEMBER 31, 2014 AND THREE MONTHS ENDED MARCH 31, 2015 (UNAUDITED)

4.              Subsequent Events

Management has evaluated the events and transactions that have occurred through May 29, 2015, the date which the Statements were available to be issued, and noted no items requiring adjustment of the Statements or additional disclosure, except for the sale of 17 of the Senior Housing Communities as discussed in Note 1, “Organization and Basis of Presentation.”

SENIOR HOUSING PROPERTIES TRUST

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2015, reflects the financial position of Senior Housing Properties Trust, or we, us or our, as if the acquisitions described in the notes to the unaudited pro forma condensed consolidated balance sheet were completed on March 31, 2015. The unaudited pro forma consolidated statements of income for the three months ended March 31, 2015, and the year ended December 31, 2014, present our results of operations as if the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements were completed on January 1, 2014. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) SNH’s condensed consolidated unaudited financial statements, and related notes thereto, as of and for the three months ended March 31, 2015, included in SNH’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as filed with the Securities and Exchange Commission, or SEC, on May 6, 2015, (ii) SNH’s audited consolidated financial statements, and the related notes thereto, as of and for the year ended December 31, 2014, included in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 27, 2015, (iii) Audited Statement of Revenues and Certain Expenses for the Year Ended December 31, 2014 of CCIT — Healthcare Properties and (iv) Audited Statement of Revenues and Certain Expenses for the Year Ended December 31, 2014 and the Three Months Ended March 31, 2015 (Unaudited) of Senior Living Communities included in Item 9.01 of this Current Report on Form 8-K to which these Unaudited Pro Forma Condensed Consolidated Financial Statements are similarly included.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. Our results may be significantly different than what is presented in these unaudited pro forma consolidated financial statements. In the opinion of management, all adjustments necessary to reflect in all material respects the effects of the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements have been included.

The allocations of the purchase prices of the property acquisitions described in the notes to the unaudited pro forma condensed consolidated financial statements and reflected in the unaudited pro forma condensed consolidated financial statements are based upon preliminary estimates of the fair values of assets acquired and liabilities assumed. Consequently, amounts preliminarily allocated to these assets acquired and liabilities assumed could change significantly from those reflected in the unaudited pro forma condensed consolidated financial statements.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of SNH’s expected results of operations for any future period. Differences could result from numerous factors, including future changes in SNH’s portfolio of investments, changes in interest rates, changes in SNH’s capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received on SNH’s existing leases or leases entered into by SNH after March 31, 2015, and for other reasons. Actual future results are likely to be different from amounts presented in these unaudited pro forma condensed consolidated financial statements and such differences may be significant.

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2015

(amounts in thousands)

	Historical (A)	Senior Living Communities (B)	Other Completed and Pending Acquisitions (C)	Pending Dispositions (D)	Pro Forma Adjustments		Pro Forma

ASSETS
Real estate properties	$6,717,946	$357,745	$329,738	$-	$-		$7,405,429
Less accumulated depreciation	1,023,843	-	-	-	-		1,023,843
	5,694,103	357,745	329,738	-	-		6,381,586

Cash and cash equivalents	77,794	(25,000)	(24,750)	1,500	(7,998)	(E)	21,546
Restricted cash	7,685	-	-	-	-		7,685
Deferred financing fees, net	29,649	-	-	-	-		29,649
Acquired real estate leases and other intangible assets, net	543,776	40,231	90,128	-	-		674,135
Other assets	184,088	-	-	(1,500)	(35,000)	(F)	147,588
Total assets	$6,537,095	$372,976	$395,116	$-	$(42,998)		$7,262,189

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$-	$322,653	$275,833	$-	$(35,000)	(F)	563,486
Unsecured term loan	350,000	-	-	-	-		350,000
Senior unsecured notes, net of discount	1,743,983	-	-	-	-		1,743,983
Secured debt and capital leases	625,131	32,232	119,283	-	-		776,646
Assumed real estate lease obligations, net	123,435	-	-	-	-		123,435
Other liabilities	119,753	18,091	-	-	-		137,844
Shareholders’ equity	3,574,793	-	-	-	(7,998)	(E)	3,566,795
Total liabilities and shareholders’ equity	$6,537,095	$372,976	$395,116	$-	$(42,998)		$7,262,189

See accompanying notes to unaudited pro forma condensed consolidated financial statements

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2014

(amounts in thousands, except per share data)

	Historical (A)	Healthcare Properties (G)	Senior Living Communities (H)	Other Completed and Pending Acquisitions (I)	Completed and Pending Dispositions (J)	Pro Forma Adjustments		Pro Forma
Revenues:
Rental income	$526,703	$37,687	$23,137	$39,629	$(925)	$744	(K)	$626,975
Residents fees and services	318,184	-	-	64,422	-	-		382,606
Total revenues	844,887	37,687	23,137	104,051	(925)	744		1,009,581
Expenses:
Property operating expenses	324,564	4,830	74	49,738	-	1,024	(L)	380,230
Depreciation	185,391	-	-	9,291	-	79,507	(M)	274,189
General and administrative	38,946	-	-	-	-	9,650	(N)	48,596
Acquisition related costs	4,607	-	-	-	-	(4,607)	(O)	-
Impairment of assets	(10)	-	-	-	-	-		(10)
Total expenses	553,498	4,830	74	59,029	-	85,574		703,005

Operating income (loss)	291,389	32,857	23,063	45,022	(925)	(84,830)		306,576
Interest and other income	425	-	-	-	-	-		425
Interest expense	(135,114)	-	-	-	-	(26,210)	(P)	(161,324)
Loss on early extinguishment of debt	(12)	-	-	-	-	-		(12)
Income (loss) from continuing operations before income tax expense and equity in earnings of an investee	156,688	32,857	23,063	45,022	(925)	(111,040)		145,665
Income tax expense	(576)	-	-	-	-	-		(576)
Gain on sale of properties	5,453	-	-	-	-	-		5,453
Equity in earnings of an investee	87	-	-	-	-	-		87
Income (loss) from continuing operations	$161,652	$32,857	$23,063	$45,022	$(925)	$(111,040)		$150,629

Weighted average shares outstanding - basic	198,868					35,601	(Q)	234,469
Weighted average shares outstanding - diluted	198,894					35,601	(Q)	234,495

Income from continuing operations per common share - basic and diluted:	$0.81							$0.64

See accompanying notes to unaudited pro forma condensed consolidated financial statements

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Three Months Ended March 31, 2015
(amounts in thous ands, except per share data)

	Historical (A)	Healthcare Properties (R)	Senior Living Communities (S)	Other Pending Acquisitions (T)	Completed Dispositions (U)	Pro Forma Adjustments		Pro Forma
Revenues:
Rental income	$145,784	$3,024	$7,485	$1,168	$(3)	$(357)	(V)	$157,101
Residents fees and services	82,793	-	-	13,566	-	-		96,359
Total revenues	228,577	3,024	7,485	14,734	(3)	(357)		253,460
Expenses:
Property operating expenses	85,794	351	-	9,134	-	82	(W)	95,361
Depreciation	53,707	-	-	-	-	13,538	(X)	67,245
General and administrative	10,574	-	-	-	-	1,173	(Y)	11,747
Acquisition related costs	1,158	-	-	-	-	(1,158)	(Z)	-
Total expenses	151,233	351	-	9,134	-	13,635		174,353

Operating income (loss)	77,344	2,673	7,485	5,600	(3)	(13,992)		79,107
Interest and other income	75	-	-	-	-	-		75

Interest expense	(35,942)	-	-	-	-	(3,633)	(AA)	(39,575)
Loss on early extinguishment of debt	(1,409)	-	-	-	-	-		(1,409)
Income (loss) from continuing operations before income tax expense and equity in earnings of an investee	40,068	2,673	7,485	5,600	(3)	(17,625)		38,198
Income tax expense	(110)	-	-	-	-	-		(110)
Equity in earnings of an investee	72	-	-	-	-	-		72
Income (loss) from continuing operations	$40,030	$2,673	$7,485	$5,600	$(3)	$(17,625)		$38,160

Weighted average shares outstanding - basic	221,375					13,455	(AB)	234,830
Weighted average shares outstanding - diluted	221,397					13,455	(AB)	234,852

Income from continuing operations per common share - basic and diluted:	$0.18							$0.16

See accompanying notes to unaudited pro forma condensed consolidated financial statements

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollar and share amounts in thousands)

Basis of Presentation

(A)                                                       The historical unaudited pro forma condensed consolidated financial statements include our accounts and the accounts of our consolidated subsidiaries.  All intercompany transactions and balances have been eliminated.

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

The following table represents the allocation of the purchase prices related to the completed and pending acquisitions described in Notes (B) and (C) below:

	Acquisition Date	Real Estate Properties	Acquired Real Estate Leases and Other Intangible Assets (1)	Other Liabilities	Total Purchase Price	Assumed Mortgage Debt (2)
18 Senior Living Communities (3)	5/1/2015	$357,745	$40,231	$(18,091)	$379,885	$32,232
20 Senior Living Communities (Other Completed and Pending Acquisitions)	5/1/2015	319,987	90,128	-	410,115	119,283
		$677,732	$130,359	$(18,091)	$790,000	$151,515

1 Senior Living Community (Other Completed and Pending Acquisitions)	5/27/2015	$9,750	$-	$-	$9,750	$-

(1)          In connection with the acquisition of the 18 senior living communities noted above, we assumed lease agreements with a remaining weighted average lease term of approximately 10.0 years. In connection with the acquisition of 20 senior living communities, we assumed resident agreements with an estimated useful life of approximately 3.0 years.

(2)          Assumed mortgage debt excludes a premium on debt of approximately $952.

(3)          Includes the completed acquisition of 17 senior living communities and the pending acquisition of one senior living community.

The total purchase price for the 18 senior living communities noted above is $379,885, as compared to $435,296 as noted on Page F-7. The purchase price used on Page F-7 was based on an allocation per the December 2014 purchase and sale agreement for the acquisition of these communities. The allocations of the purchase prices shown in the above table are based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. Consequently, amounts preliminarily allocated to assets acquired and liabilities assumed could change significantly from those used in these Unaudited Pro Forma Condensed Consolidated Financial Statements.

(B)                                                       Represents the historical assets and liabilities adjusted for the purchase price allocation described in the table in Note (A) above related to our completed acquisition of 17 senior living communities on May 1, 2015 and our pending acquisition of one senior living community for an aggregate purchase price of approximately $379,885, excluding closing costs. We funded the completed acquisition of the 17 senior living communities with cash on hand, borrowings under our revolving credit facility and by assuming approximately $19,878 of mortgage debt with a weighted average interest rate of 6.9%, and expect to fund the pending acquisition of one senior living community with cash on hand, borrowings under our revolving credit facility and by assuming approximately $12,354 of mortgage debt with an interest rate of 6.9%.

(C)                                                       Represents the historical assets and liabilities adjusted for the purchase price allocation described in the table in Note (A) above related to our completed acquisition of 20 senior living communities on May 1, 2015 for an aggregate purchase price of approximately $410,115 excluding closing costs and one senior living community on May 27, 2015 for a purchase price of approximately $9,750, excluding closing costs. We funded these acquisitions with cash on hand, borrowings under our revolving credit facility and by assuming approximately $119,283 of secured mortgage debt with a weighted average interest rate of 4.2%.

(D)                                                       Represents the April 2015 sale of one MOB (four buildings) for $1,500. We recorded no gain or loss on this sale.

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollar and share amounts in thousands)

(E)                                                        The adjustment to shareholders’ equity represents the estimated acquisition related costs, funded with cash on hand, related to the completed and pending acquisitions subsequent to March 31, 2015, as if these acquisitions were completed on March 31, 2015.

(F)                                                         Represents the adjustment to other assets to reflect a deposit of $35,000 used to finance the acquisition of 38 of the senior living communities described in Notes (B) and (C) above. The $35,000 deposit was funded in December 2014 and is included in Historical other assets at March 31, 2015.

Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2014

(G)                                                       Represents the historical revenues and operating expenses for the year ended December 31, 2014 of our completed acquisition on January 29, 2015 of 23 MOBs (23 buildings) that were purchased from Select Income REIT, or SIR, concurrently with SIR’s acquisition of such MOBs from Cole Corporate Income Trust, for an aggregate purchase price of $539,000, excluding closing costs and including the assumption of approximately $29,955 of mortgage debt, as if those properties were purchased on January 1, 2014. These 23 MOBs have leases with a remaining weighted average lease term of approximately 9.5 years.

(H)                                                      Represents the historical revenues and operating expenses for the year ended December 31, 2014 related to our completed acquisition of 17 senior living communities on May 1, 2015 and our pending acquisition of one senior living community as described in Note (B) above.

(I)                                                           Represents the historical revenues, operating expenses and depreciation for the year ended December 31, 2014 related to our completed acquisition of 20 senior living communities on May 1, 2015 and our completed acquisition of one senior living community on May 27, 2015 as described in Note (C) above, as well as the 2014 completed acquisitions of two MOBs (three buildings) and two senior living communities for an aggregate purchase price of approximately $1,204,393, excluding closing costs, and including the assumption of approximately $15,630 of secured mortgage debt.

(J)                                                           Represents the historical rental income for the 2014 sales of six senior living communities for combined sales prices of $15,650 and the 2015 sale of one senior living community for a sale price of $250, as if all of these dispositions occurred on January 1, 2014.

(K)                                                       Represents the effect on rental income for the year ended December 31, 2014 of straight line rental income and non-cash amortization of above and below market leases based on the application of purchase accounting to the acquired assets and assumed liabilities related to the completed and pending acquisitions of 18 senior living communities described in Note (B) above and the acquisition of 23 MOBs as described in Note (G) above. We amortize above and below market lease values as a reduction or an increase to rental income over the remaining non-cancelable periods of the respective leases. For pro forma purposes, we have assumed that leases signed and effective immediately following our acquisition of acquired properties were in place as of January 1, 2014.

(L)                                                        Represents the effect on property operating expenses paid to Reit Management & Research LLC, or RMR LLC, pursuant to our property management agreements with RMR LLC for the year ended December 31, 2014 related to the acquisition of 23 MOBs as described in Note (G) above and the 2014 acquisitions of two MOBs as described in Note (I) above. Our property management agreement with RMR LLC provides for management fees for our MOB properties equal to 3.0% of gross rents.

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollar and share amounts in thousands)

(M)                                                    Represents the effect on depreciation expense for the year ended December 31, 2014 based on the application of purchase accounting to the acquired assets of the completed and pending acquisitions of 18 senior living communities as described in Note (B) above, the completed acquisition of 20 senior living communities as described in Note (C) above, the completed acquisition of one senior living community on May 27, 2015 as described in Note (C) above, the completed acquisition of 23 MOBs as described in Note (G) above and the 2014 completed acquisitions of two MOBs (three buildings) and two senior living communities as described in Note (I) above, as if these acquisitions had all occurred on January 1, 2014. We depreciate real estate investments on a straight line basis over estimated useful lives generally ranging from 7 to 12 years for furniture, fixtures and equipment, and up to 40 years for buildings and improvements. Depreciation expense includes the amortization of resident agreements at our managed senior living communities on a straight line basis generally up to 3 years, and the amortization of in place leases over the remaining non-cancelable periods of the respective leases.

(N)                                                       Represents the effect on general and administrative expenses paid to RMR LLC, pursuant to our business management agreement with RMR LLC for the year ended December 31, 2014 related to the completed and pending acquisitions of 18 senior living communities as described in Note (B) above, the completed acquisition of 20 senior living communities as described in Note (C) above, the completed acquisition of one senior living community on May 27, 2015 as described in Note (C) above, the completed acquisition of 23 MOBs as described in Note (G) above, the 2014 completed acquisitions of two MOBs (three buildings) and two senior living communities as described in Note (I) above, and the completed dispositions of seven senior living communities and four MOBs (seven buildings) as described in Note (J) above, as if these acquisitions and dispositions had all occurred on January 1, 2014. The annual amount of the base management fee paid to RMR LLC is equal to the lesser of:

(i)                                     the sum of (a) 0.5% of the average of the aggregate book value of our real estate assets owned by us or our subsidiaries as of October 12, 1999, or the Transferred Assets, plus (b) 0.7% of the average historical cost of our real estate investments excluding the Transferred Assets up to $250,000, plus (c) 0.5% of the average historical cost of our real estate investments excluding the Transferred Assets exceeding $250,000; and

(ii)                                  the sum of (a) 0.7% of the average closing price per share of our common shares on the New York Stock Exchange, or NYSE, during such period, multiplied by the average number of our common shares outstanding during such period, plus the daily weighted average of the aggregate liquidation preference of each class of our preferred shares outstanding during such period, plus the daily weighted average of the aggregate principal amount of our consolidated indebtedness during such period, or, together, our Average Market Capitalization, up to $250,000, plus (b) 0.5% of our Average Market Capitalization exceeding $250,000.

Pro forma adjustments were calculated in accordance with item (i) above.

(O)                                                 Adjustments eliminate historical acquisition related costs as if the properties acquired by us as described in Notes (B), (C), (G) and (I) above had occurred on January 1, 2014.

(P)                                                   In April 2014, we sold $400,000 of 3.25% senior unsecured notes due in 2019 and $250,000 of 4.75% senior unsecured notes due in 2024, raising net proceeds of approximately $644,889. We used the net proceeds of this offering for general business purposes, including funding the acquisitions described in Note (I) above. In May 2014, we entered into a term

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollar and share amounts in thousands)

loan agreement pursuant to which we obtained a $350,000 unsecured term loan, which matures in 2020. The term loan bears interest at a rate of LIBOR plus a premium of 140 basis points, which was 1.6% per annum as of March 31, 2015. Adjustments to interest expense represent the effect on interest expense as if all of these transactions occurred on January 1, 2014, using this interest rate of 1.6% per annum. Interest expense has also been adjusted to remove any historical interest expense related to 2014 borrowings on our unsecured revolving credit facility that would have been replaced by the financing activities described in this Note and in Note (Q) as if these activities had occurred on January 1, 2014.

Also, in connection with certain acquisitions described in Notes (B), (G) and (I) above, we assumed secured mortgage debt of approximately $197,100 with a weighted average interest rate of 4.9%. Adjustments to interest expense represent the effect on interest expense as if this secured mortgage debt was assumed on January 1, 2014. The adjustment to interest expense also includes interest for borrowings under our revolving credit facility to fund the completed and pending acquisitions described in Notes (B) and (C) above. The weighted average interest rate was 1.5% per annum on both May 1, 2015 and May 27, 2015, the dates of these acquisitions. If there was a 1/8th percent increase or decrease in interest rates on our revolving credit facility, interest expense for the year ended December 31, 2014 would increase or decrease by $1,035.

(Q)                                                 In April 2014 and February 2015, we issued 15,525 and 31,050, respectively, of our common shares in underwritten public offerings, raising net proceeds of approximately $322,807 and $659,750, respectively. We used the net proceeds from these offerings to repay borrowings under our revolving credit facility and for general business purposes, including funding certain acquisitions described in Notes (B), (C), (G) and (I) above. The adjustments to our basic and diluted weighted average shares outstanding represent the effect on our shares outstanding for the year ended December 31, 2014 as if our 2014 and 2015 equity transactions had occurred on January 1, 2014.

Unaudited Pro Forma Condensed Consolidated Statement of Income for the Three Months Ended March 31, 2015

(R)                                                       Represents historical revenues and operating expenses for the period from January 1, 2015 through January 28, 2015, the period prior to which we acquired 23 MOBs as described in Note (G) above.

(S)                                                         Represents historical revenues and operating expenses for the three months ended March 31, 2015 related to our completed acquisition of 17 senior living communities on May 1, 2015 and our pending acquisition of one senior living community as described in Note (B) above.

(T)                                                        Represents historical revenues and operating expenses for the three months ended March 31, 2015 related to our completed acquisition of 20 senior living communities on May 1, 2015 and our completed acquisition of one senior living community on May 27, 2015 as described in Note (C) above.

(U)                                                       Represents the adjustment to rental income related to the 2015 sale of one senior living community for a sale price of $250, as described in Note (J) above, as if this disposition occurred on January 1, 2014.

(V)                                                       Represents the effect on rental income of straight line rental income and non-cash amortization of above and below market leases for the three months ended March 31, 2015 based on the application of purchase accounting to the acquired assets and assumed liabilities related to the completed and pending acquisitions of 18 senior living communities described in Note (B) above, and for the period from January 1, 2015 through January 28, 2015, the period prior to which we acquired 23 MOBs as described in Note (G) above. We amortize above and below market lease values as a reduction or an increase to rental income over the remaining non-cancelable periods of the respective leases.

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollar and share amounts in thousands)

(W)                                                    Represents the effect on property operating expenses paid to RMR LLC, pursuant to our property management agreements with RMR LLC (as described in Note (L) above) for the period from January 1, 2015 through January 28, 2015, the period prior to which we acquired 23 MOBs as described in Note (G) above. Our property management agreement with RMR LLC provides for management fees for our MOB properties equal to 3.0% of gross rents.

(X)                                                       Represents the adjustments to depreciation expense to reflect the full quarter impact on depreciation for the three months ended March 31, 2015 based on the application of purchase accounting to the acquired assets of the completed and pending acquisitions of 18 senior living communities as described in Note (B) above, the completed acquisition of 20 senior living communities as described in Note (C) above, the completed acquisition of one senior living community on May 27, 2015 as described in Note (C) above, and the completed acquisition of 23 MOBs as described in Note (G) above.  Depreciation expense includes the amortization of resident agreements at our managed senior living communities and the amortization of in place leases over the remaining non-cancelable periods of the respective leases. We depreciate real estate investments and amortize resident agreements as described in Note (M) above.

(Y)                                                       Represents the adjustments to reflect the full quarter impact on general and administrative expenses paid to RMR LLC pursuant to our business management agreement with RMR for the three months ended March 31, 2015 related to the completed and pending acquisitions of 18 senior living communities as described in Note (B) above, the completed acquisition of 20 senior living communities as described in Note (C) above, the completed acquisition of one senior living community on May 27, 2015 as described in Note (C) above, the completed acquisition of 23 MOBs as described in Note (G) above, and the completed dispositions of one senior living community and one MOB (four buildings) as described in Note (J) above, as if these acquisitions and dispositions had all occurred on January 1, 2014. The annual amount of the base management fee paid to RMR LLC is calculated in accordance with item (i) in Note (N) above.

(Z)                                                        Adjustments eliminate historical acquisition related costs as if the properties acquired by us as described in Notes (B), (C) and (G) above had occurred on January 1, 2014.

(AA)                                              In connection with certain of our 2015 acquisitions described in Notes (B), (C) and (G) above, we assumed secured mortgage debt of approximately $181,470 with a weighted average interest rate of 4.8%. Adjustments to interest expense represent the full quarter impact on interest expense.

Interest expense has been adjusted to remove any historical interest expense related to 2015 borrowings on our unsecured revolving credit facility used to finance the acquisition noted in Note (G) above that would have been replaced by the February 2015 common share offering described in Note (AB) below as if this activity had occurred on January 1, 2014. The adjustment to interest expense also includes interest for borrowings under our revolving credit facility at an interest rate of 1.5% per annum to fund completed and pending acquisitions described in Notes (B) and (C) above. If there was a 1/8th percent increase or decrease in interest rates on our revolving credit facility, interest expense for the three months ended March 31, 2015 would increase or decrease by $259.

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollar and share amounts in thousands)

(AB)                                                    In February 2015, we issued 31,050 of our common shares in an underwritten public offering, raising net proceeds of approximately $659,750. We used the net proceeds from this offering to repay borrowings under our revolving credit facility and for general business purposes, including funding certain acquisitions described in Notes (B) and (C) above. The adjustments to our basic and diluted weighted average shares outstanding represent the effect on our shares outstanding for the three months ended March 31, 2015 as if we had issued these shares on January 1, 2014.